Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated September 30, 2015, on the consolidated financial statements of Propanc Health Group Corporation and Subsidiary for the years ended June 30, 2015 and 2014, included herein on the registration statement of Propanc Health Group Corporation on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 23, 2016